SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NEW HORIZONS WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2004

To Our Stockholders:

        The Annual Meeting of Stockholders of New Horizons Worldwide, Inc. (the “Company”) will be held at the offices of the Company at 1900 S. State College Blvd., Anaheim, California, on Tuesday, May 4, 2004, at 9:00 a.m., local time, to consider and act upon the following:

        1.     The election of three Directors whose three-year term of office will expire in 2007;

        2.     The ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for 2004; and

        3.     The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Holders of Common Stock of record at the close of business on March 26, 2004 are entitled to notice of, and to vote at, the Annual Meeting.

        Whether or not you expect to be personally present at the Annual Meeting, please be sure that the enclosed proxy is properly marked, signed and dated, and returned without delay in the enclosed prepaid envelope. Such action will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend.

By Order of the Board of Directors,

Stuart O. Smith
SECRETARY

April 9, 2004

NEW HORIZONS WORLDWIDE, INC.
1900 S. State College Blvd.
Anaheim, California 92806

PROXY STATEMENT
Mailed On April 9, 2004

ANNUAL MEETING OF STOCKHOLDERS
To be held on May 4, 2004

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of New Horizons Worldwide, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 4, 2004, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting which accompanies this Proxy Statement.

        Only stockholders of record as of March 26, 2004 will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, 10,451,157 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. The Company’s Restated Certificate of Incorporation (the “Certificate”) does not provide for cumulative voting rights. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder has the right to revoke a proxy by written notice to the Secretary of the Company at any time before it is exercised, including by executing another proxy, bearing a later date, or by attending the Annual Meeting and voting in person.

        A properly executed proxy returned in time to be cast at the Annual Meeting will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the proxy, it will be voted “FOR” the election of all of the individuals nominated by the Board of Directors, and “FOR” the ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for 2004.

        At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Certificate, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company’s Amended and Restated By-Laws (the “By-Laws”), at the Annual Meeting the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as “withheld” or, with respect to any other proposal, “abstain,” will be counted as shares present for purposes of determining whether a quorum is present.

        Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining whether a quorum is present.

        Pursuant to the Company’s By-Laws, at the Annual Meeting, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld. Votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors. Pursuant to the Company’s By-Laws, all other questions and matters brought before the Annual Meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate. In voting on matters other than the election of Directors, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes are not counted as present and entitled to vote for purposes of determining whether such a proposal has been approved and will have no effect on the outcome of such proposal.

        The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and regular employees of the Company in person or by mail, telephone, telegraph, facsimile or electronic mail, following the original solicitation.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

        The following table sets forth information with respect to Common Stock owned on March 26, 2004, unless otherwise noted, by each person known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The table also lists beneficial ownership of Common Stock by each of the Company’s Directors, each nominee for election as a Director, each executive officer named in the summary compensation table set forth in this Proxy Statement, and all Directors and executive officers as a group. Unless indicated otherwise, the address of each director and executive officer is 1900 S. State College Blvd., Suite 200, Anaheim, California 92806.

Name and Address of	Shares Beneficially	Percent
Beneficial Owner	Owned	of Class

Curtis Lee Smith, Jr. (1)	922,797	8.8%
Stuart O. Smith (2)	1,522,988	14.6%
Thomas J. Bresnan(3)	601,981	5.5%
David A. Goldfinger(4)	144,500	1.4%
Richard L. Osborne(5)	94,333	*
William H. Heller(6)	128,250	1.2%
Scott R. Wilson(7)	82,250	*
Martin G. Bean(8)	71,250	*
Ching Yuen (Sam) Yau (9)	13,333	*
Robert S. McMillan(10)	104,050	1.0%
Columbia Wanger Asset Management, L.P.(11)	1,450,000	13.9%
227 West Monroe Street, Suite 3000
Chicago, IL 60606-5015
Royce & Associates, Inc.(12)	1,033,900	9.9%
1414 Avenue of the Americas
New York, NY 10019
Fidelity Management & Research Company(13)	1,019,900	9.8%
82 Devonshire Street
Boston, MA 02109
All Directors and Executive Officers
as a Group (10 persons)	3,685,732	31.9%

  * Less than 1%.

(1)	These shares are owned directly by the Declaration of Trust of Curtis Lee Smith, Jr., of which Mr. Curtis Lee Smith, Jr., is the settlor and trustee.
(2)	These shares are owned directly by the Declaration of Trust of Stuart O. Smith, of which Mr. Stuart O. Smith is the settlor and trustee.
(3)	Mr. Bresnan's ownership figure includes 504,300 shares which may be acquired upon the exercise of immediately exercisable stock options.
(4)	Mr. Goldfinger's ownership figure includes 119,500 shares which may be acquired upon the exercise of immediately exercisable stock options.
(5)	Mr. Osborne's ownership figure consists of 94,333 shares which may be acquired upon the exercise of immediately exercisable stock options.
(6)	Mr. Heller's ownership figure includes 119,500 shares which may be acquired upon the exercise of immediately exercisable stock options.
(7)	Mr. Wilson's ownership figure includes 81,000 shares which may be acquired upon the exercise of immediately exercisable stock options.
(8)	Mr. Bean's ownership figure consists of 71,250 shares which may be acquired upon the exercise of immediately exercisable stock options.
(9)	Mr. Yau's ownership figure consists of 13,333 shares which may be acquired upon the exercise of immediately exercisable stock options.
(10)	Mr. McMillan's ownership figure includes 99,050 shares which may be acquired upon the exercise of immediately exercisable stock options.
(11)	Based solely upon information in a Schedule 13-G filed with the Securities and Exchange Commission dated February 10, 2004.
(12)	Based solely upon information in a Schedule 13-G filed with the Securities and Exchange Commission dated February 5, 2004.
(13)	Based solely upon information in a Schedule 13-G filed with the Securities and Exchange Commission dated February 17, 2004.

EQUITY COMPENSATION PLAN INFORMATION

				Number of securities remaining
				available for future issuance
	Number of securities to be issued		Weighted-average	under equity compensation
	upon exercise of outstanding		exercise price of outstanding	plans (excluding securities
Plan category	options, warrants and rights		options, warrants and rights	reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans
approved by security holders	1,968,032	(1) (3)	$ 9.42	724,217 (4)

Equity compensation plans
not approved by security holders	43,750	(2) (3)	$ 10.00	0

Total	2,011,782		$ 9.43	724,217

(1)	Includes 1,524,783 shares of Common Stock to be issued upon the exercise of options outstanding, as of December 31, 2003, under the Company's Omnibus Equity Plan, 37,500 shares of Common Stock to be issued upon the exercise of options granted pursuant to individual agreements with non-employee Directors, 87,500 shares of Common Stock to be issued upon the exercise of options outstanding under the Company's 1997 Outside Directors Elective Stock Option Plan, which has expired, and, 318,249 shares of Common Stock to be issued upon the exercise of options outstanding under the Company's Key Employees' Stock Option Plan, which has expired.
(2)	Consists of 43,750 shares of Common Stock to be issued upon the exercise of a warrant issued to an investment banking firm which was outstanding as of December 31, 2003 but expired on February 21, 2004.
(3)	All outstanding options and warrants are subject to adjustments for stock splits, stock dividends, recapitalizations, and other similar transactions or events.
(4)	Consists of 724,217 shares of Common Stock remaining available under the Company's Omnibus Equity Plan as of December 31, 2003. The number of shares of Common Stock with respect to which options may be granted under the Company's Omnibus Plan is equal to the excess, if any, of 2,250,000 shares over (i) the number of shares subject to outstanding options; (ii) the number of shares in respect of which options and stock appreciation rights have been exercised; and (iii) the number of shares issued subject to forfeiture restrictions which have lapsed. These limits are subject to adjustments as provided in the Omnibus Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or other shares of Common Stock that have been reacquired by the Company.

ELECTION OF DIRECTORS

        The Company’s Board of Directors consists of nine members divided into three classes. Each class of Directors is elected to a three-year term. At the Annual Meeting, three Directors will be elected to serve in the class whose three-year term will expire at the Annual Meeting to be held in 2007.

        Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the three nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death or inability to act of any of the nominees, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than three nominees or for persons other than those named below and any such substitute nominee for any of them.

        The following table lists the nominees for election at the Annual Meeting, the Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual.

Nominees for Election for a Three-Year Term Ending in 2007

Name	Age	Principal Occupation and History

DAVID A. GOLDFINGER (1)	68	Director

		Mr. Goldfinger has served as a Director of the Company since July 1986. Mr. Goldfinger served as President of U.S. Consolidated, Inc., a Cleveland, Ohio-based manufacturers' representative agency, from 1966 to 1991. From January 1992 to the present, Mr. Goldfinger has served as President of M.S.C.I. Holdings, Inc., a Tavernier, Florida-based private consulting and investment corporation. Mr. Goldfinger has served as a member of the Company's Compensation Committee, Audit Committee and Governance Committee during the term of his Directorship. He is currently Chairman of the Compensation Committee.

RICHARD L. OSBORNE (1)	66	Director

		Mr. Osborne was elected to the Company's Board of Directors in January 1989. Now Professor of Management Practice, he served as the Executive Dean of the Weatherhead School of Management, Case Western Reserve University, Cleveland, Ohio, from 1971 to 1999. Mr. Osborne is also a management consultant, and serves on the Board of Directors of Ohio Savings Financial Corporation, a Cleveland, Ohio-based savings bank holding company, and Myers Industries, Inc., an Akron, Ohio-based manufacturer of plastic and rubber parts for the automotive and other industries, as well as several privately held corporations. Mr. Osborne has served as a member of the Company's Compensation Committee, Audit Committee and Governance Committee during the term of his Directorship. He is currently Chairman of the Governance Committee.

CHING YUEN (SAM) YAU (1)	55	Director

Mr. Yau was appointed to fill a vacancy on the Board in September 2003 resulting from an increase in the size of the Board to nine members. Mr. Yau was recommended for appointment by Thomas J. Bresnan, Chief Executive Officer of the Company. Mr. Yau served as Chief Executive Officer of National Education Corporation from 1995 to 1997. He also serves as a Director of SRS Labs, Inc. Mr. Yau has served as a member of the Company's Audit Committee and Governance Committee during the term of his Directorship.

Directors Continuing in Office

Name	Age	Principal Occupation and History

CURTIS LEE SMITH, JR. (2)(3)	76	Chairman of the Board and Director

		Mr. Smith has served as the Company's Chairman of the Board and as a Director since July 1986, and had the additional titles and duties of President from August 1989 through July 1992 and Chief Executive Officer from July 1986 to August 1999. Mr. Smith served as President of National Copper & Smelting Co., a Cleveland, Ohio-based manufacturer and distributor of copper products, from 1962 to 1985, and as President of NCS Holdings Corporation, a Cleveland, Ohio-based holding company which operated a copper tubing importing and fabricating business, from 1985 to 1988.

WILLIAM H. HELLER (3)	65	Director

		Mr. Heller was formerly a partner with the public accounting firm of KPMG Peat Marwick LLP from February 1971 until December 1991, and currently manages his own asset management firm, William H. Heller & Associates. He was elected as a Director on July 1, 1992. Mr. Heller also serves as a Director of Ohio Savings Financial Corporation, a Cleveland, Ohio-based savings and loan holding company, and Telarc International, Inc., a Cleveland, Ohio-based producer of compact discs and tapes, as well as several privately owned companies. Mr. Heller has served as a member of the Company's Audit Committee and Compensation Committee during the term of his Directorship. He is currently Chairman of the Audit Committee.

MARTIN G. BEAN (3)	39	Chief Operating Officer and Director

		Mr. Bean joined the Company in January 2002 as the Company's Chief Operating Officer, and has served as a Director of the Company since August 2001. Mr. Bean previously served as Executive Vice President and later President of Sylvan Prometric, a division of Sylvan Learning Systems Inc., between 1997 and 2000 when it was acquired by The Thomson Corporation. Mr. Bean was later promoted to the position of Chief Information Technology Business Strategist for The Thomson Corporation in 2001. Prior to joining Sylvan, Mr. Bean held the position of Vice President, Education, Worldwide Sales and Market Development with Novell Inc. from 1993 to 1997.

STUART O. SMITH (2)(4)	71	Vice Chairman of the Board, Secretary and Director

		Mr. Smith has served as a Director of the Company since July 1986, as the Company's Secretary since February 1989 and as Vice Chairman of the Board since August 1992. Mr. Smith served as a Vice President from July 1986 to August 1992. Mr. Smith also served as Vice President of National Copper & Smelting Co. from 1962 to 1985 and as Vice President of NCS from 1985 to 1988.

THOMAS J. BRESNAN (4)	51	Chief Executive Officer, President and Director

		Mr. Bresnan joined the Company in August 1992. He served as the Company's President and Chief Operating Officer until September 1, 1999. On that date, Mr. Bresnan became the Company's Chief Executive Officer, in addition to continuing to serve as President. Mr. Bresnan was elected a Director in May 1993. Mr. Bresnan also serves as a Director of Chesapeake Utilities Corporation, a Dover, Delaware-based utility company.

SCOTT R. WILSON (4)	52	Director

Mr. Wilson has served as principal outside legal counsel to the Company since July 1986. Mr. Wilson has been with the law firm of Calfee, Halter & Griswold LLP, Cleveland, Ohio, since 1977, and has been a partner in such firm since 1984. His practice focuses on mergers and acquisitions and general corporate law. He was elected a Director in May 1991.

(1)	Term as Director expires in 2004; nominee for a three-year term expiring in 2007.
(2)	Curtis Lee Smith, Jr., and Stuart O. Smith are brothers.
(3)	Term as Director expires in 2005.
(4)	Term as Director expires in 2006.

BOARD OF DIRECTORS AND COMMITTEES

        Director Independence

        The Board of Directors is currently comprised of nine directors. The Board of Directors has determined that each of the following directors, including the nominees for election, is an “independent director”, as defined under NASDAQ listing standards: Messrs. David A. Goldfinger, William H. Heller, Richard L. Osborne, Scott R. Wilson and Ching Yuen (Sam) Yau . Accordingly, the Board of Directors is comprised of a majority of independent directors as required by NASDAQ listing standards.

        Committees of the Board of Directors

        The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee and the Governance Committee, which performs the functions of a nominating committee.

        The Audit Committee, of which Messrs. William H. Heller (Chairman), Richard L. Osborne and Ching Yuen (Sam) Yau are members, oversees the accounting functions of the Company, including matters related to the appointment and activities of the Company’s auditors. Each of the members of the Audit Committee is an “independent director”, as defined under NASDAQ listing standards. The Board of Directors has determined that Messrs. Heller and Yau each qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission, and a “financially sophisticated audit committee member” under NASDAQ listing standards. Attached to this Proxy Statement, as Appendix A, is the New Horizons Worldwide, Inc. Audit Committee Charter, as amended and restated and adopted by the Board of Directors on March 11, 2004. Additionally, the Audit Committee Charter is available on the Company’s website at www.newhorizons.com. The Audit Committee met ten times during the year ended December 31, 2003.

        The Compensation Committee consists of Messrs. David A. Goldfinger (Chairman), William H. Heller and Richard L. Osborne. The Compensation Committee reviews and makes recommendations as well as certain decisions concerning executive salaries and bonuses. It also administers the Company’s Omnibus Equity Plan originally approved by the stockholders of the Company at the Annual Meeting of Stockholders held on May 5, 1998. Each of the members of the Compensation Committee is an “independent director”, as defined under NASDAQ listing standards. The Compensation Committee Charter is available on the Company’s website at www.newhorizons.com. The Compensation Committee met four times during the year ended December 31, 2003.

        The members of the Governance Committee are Messrs. Richard L. Osborne (Chairman), David A. Goldfinger and Ching Yuen (Sam) Yau. The Governance Committee evaluates and makes recommendations as well as decisions regarding the development and adoption of corporate governance and ethical principles applicable to the Company, including the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics. Additionally, the Governance Committee assesses and makes recommendations with regard to the size, composition and performance of the Board of Directors and its committees, and identifies and recommends potential qualified candidates for election to the Board of Directors.

        Each member of the Governance Committee is an “independent director” in accordance with the applicable corporate governance listing standards of NASDAQ. The Governance Committee is governed by the New Horizons Worldwide, Inc. Governance Committee Charter, which the Board of Directors adopted on March 11, 2004. The Governance Committee Charter and Corporate Governance Guidelines are available on the Company’s website at www.newhorizons.com. The Governance Committee met one time during the year ended December 31, 2003.

        Nomination of Directors

        Directors may be nominated by the Board of Directors or by stockholders in accordance with the Bylaws of the Company. The minimum qualifications for director nominees is that they (i) be able to dedicate the time and resources sufficient for the diligent performance of the duties required by a member of the Board of Directors, (ii) not hold positions that conflict with their responsibilities to the Company, and (iii) comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws and regulations. Beyond these minimum qualifications, the Governance Committee does not rely on a fixed set of qualifications for director nominees and will review all proposed nominees, including those proposed by stockholders, in accordance with the mandate contained in the Committee’s charter. This will include a review of the person’s judgment, character, professional ethics, independence, skills, experience, understanding of the Company’s business or other related industries, knowledge of issues facing publicly traded companies and such other factors as the Governance Committee determines are relevant in light of the needs of the Board of Directors and which will contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to what skill set and other characteristics would most complement those of the current directors. Ultimately, the Governance Committee will select prospective Board members whom it believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s stockholders. The Governance Committee will review its recommended candidates with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board.

        If the Governance Committee receives a nominee recommendation from a stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate and whether the Governance Committee chose to nominate the candidate must be provided, if the consent of both the stockholder(s) and the candidate has been received.

        For a stockholder to submit a candidate for consideration by the Governance Committee for nomination for election as a director at the 2005 Annual Meeting of Stockholders, a stockholder must notify the Company’s secretary no later than December 15, 2004. Notices should be sent to: Corporate Secretary, 1900 S. State College Boulevard, Suite 200, Anaheim, California 92806. The notice must contain, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons)pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Governance Committee;

•	the name and record address of the stockholder who is submitting the notice;

•	the class or series and number of shares of voting stock of the Company which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's ownership of such shares or such person's authority to act on behalf of such entity; and

•	if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

        Attendance by Members of the Board of Directors at Meetings of the Board of Directors

        The Board of Directors of the Company held eight meetings during the year ended December 31, 2003. All of the Directors attended at least 75% of the meetings of the Board of Directors and each Committee on which each served.

        Communications with the Board of Directors

        In order to provide the Company’s securityholders a direct and open line of communication to the Board of Directors, we have adopted the following procedures for communications with the Company’s Board of Directors.

        Securityholders of the Company may communicate with the chairman of the Governance Committee, Audit Committee or Compensation Committee or with the independent directors as a group by sending such communication by (i) regular mail or overnight delivery service to: Corporate Secretary, New Horizons Worldwide, Inc., 1900 S. State College Boulevard, Suite 200, Anaheim, California 92806 or (ii) sending an email to Corporate.secretary@newhorizons.com. The mail or email should specify which of the foregoing is the intended recipient.

        All communications received in accordance with these procedures will be reviewed initially by the secretary or an assistant secretary of the Company, who will relay all such communications to the appropriate director or directors unless he or she determines that such communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; or

•	Relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

        Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

        The Company encourages each member of the Board of Directors to attend each annual meeting of stockholders. All eight directors attended the Annual Meeting of Stockholders held on May 6, 2003.

        Board of Director Compensation

        For 2003, each non-employee Director of the Company, except Mr. Yau, received $25,000 and options to purchase 10,000 shares of Common Stock at a price of $3.88 per share. For the period of Mr. Yau’s directorship in 2003, he received $8,333 and options to purchase 3,333 shares of Common Stock at a price of $6.04 per share. Mr. Heller and Mr. Osborne, received an additional $5,000 for participating on the Audit Committee, and Mr. Heller, for being the committee chairman, received additional options to purchase 10,000 shares of Common Stock at a price of $3.88 per share. Mr. Goldfinger received an additional $3,333 for participating on the Audit Committee from January to August 2003. Mr. Yau replaced Mr. Goldfinger on the Audit Committee, effective September 2003, and received $1,667 for participating on the Audit Committee for the remainder of 2003. The members of the Compensation Committee, Mr. Heller, Mr. Goldfinger, and Mr. Osborne, each received an additional $5,000 for participating on the committee, and Mr. Goldfinger, for being the committee chairman, received additional options to purchase 10,000 shares of Common Stock at a price of $3.88 per share. For their participation on the Governance Committee in 2003, Mr. Goldfinger and Mr. Yau each received $1,667, and Mr. Osborne, for being the committee chairman, received options to purchase 3,333 shares of Common Stock at a price of $5.79 per share.

        For 2004, each non-employee Director of the Company will receive $25,000 and options to purchase 10,000 shares of Common Stock at a price of $5.79 per share. The members of the Audit Committee, Mr. Heller, Mr. Yau, and Mr. Osborne, will receive an additional $5,000 for participating on the committee, and Mr. Heller, for being the committee chairman, will receive additional options to purchase 10,000 shares of Common Stock at a price of $5.79 per share. The members of the Compensation Committee, Mr. Heller, Mr. Goldfinger, and Mr. Osborne, will receive an additional $5,000 for participating on the committee, and Mr. Goldfinger, for being the committee chairman, will receive additional options to purchase 10,000 shares of Common Stock at a price of $5.79 per share. The members of the Governance Committee, Mr. Osborne, Mr. Goldfinger, and Mr. Yau, will receive an additional $5,000 for participating on the committee, and Mr. Osborne, for being the committee chairman, will receive additional options to purchase 10,000 shares of Common Stock at a price of $5.79 per share.

        In September 1996, options to purchase an aggregate of 50,000 shares of Common Stock at an option price of $7.05 were granted to non-employee Directors of the Company, of which 37,500 options remain outstanding as of December 31, 2003. As of December 31, 2003, options granted to individuals pursuant to the 1997 Outside Directors Elective Stock Option Plan were outstanding to purchase 87,500 shares of Common Stock at a price of $13.38 per share. In 2003, options to purchase an aggregate of 63,333 shares of Common Stock at an average price of $3.99 per share were granted to non-employee directors of the Company pursuant to the Omnibus Equity Plan. As of December 31, 2003, options granted to non-employee directors pursuant to the Omnibus Equity Plan were outstanding to purchase 219,333 shares of Common Stock at an average price of $9.23 per share.

COMPENSATION OF EXECUTIVE OFFICERS

        The table below shows information concerning the annual and long-term compensation for services in all capacities to the Company, for each of the past three fiscal years, of all those persons who were (i) the Chief Executive Officer and (ii) the other executive officers of the Company (the “Named Officers”) during 2003:

SUMMARY COMPENSATION TABLE

					Long-term
		Annual Compensation			Compensation	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Other (2)	Options/SARs	Compensation

Thomas J. Bresnan	2003	315,000	9,450		--	--
President, Chief Executive Officer	2002	315,000	--		246,300	--
and Director	2001	315,000	--		50,000	--

Martin Bean (2)	2003	275,000	8,250		--	--
Chief Operating Officer	2002	270,946	--		200,000	--
and Director	2001	- (3)	--		--	--

Robert S. McMillan	2003	184,000	5,520		--	--
Vice President, Chief Financial	2002	184,000	--		97,800	--
Officer and Treasurer	2001	184,000	--		20,000	--

(1)	Amounts reflect one-time payments made in lieu of a salary adjustment and were not earned or otherwise paid pursuant to a bonus plan or arrangement.

(2)	No Named Officer received perquisites or other personal benefits having a value exceeding the lesser of (i) 10% of such executive's salary and bonus for 2003, 2002 and 2001, or (ii) $50,000. Pursuant to a promissory note dated August 31, 1999, Mr. Bresnan received an interest free loan from the Company in the amount of $300,000 payable on August 31, 2007. Had the loan carried a market interest rate, Mr. Bresnan would have paid $ 12,364 in interest in 2003, $14,024 in interest in 2002 and $20,548 in interest in 2001.

(3)	Mr. Bean became the Company's Chief Operating Officer as of January 7, 2002.

OPTION EXERCISES AND YEAR-END VALUES

        The table below shows information with respect to the unexercised options to purchase the Common Stock granted under the Key Employees Stock Option Plan and the Omnibus Equity Plan to the Named Officers and held by them at December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST YEAR
AND YEAR-END OPTION VALUE

	Number of Shares		Number of Unexercised Options Held at		Value of Unexercised
	Acquired on	Value	Options Held at		In-the-Money Options at
	Exercise	Realized (1)	December 31, 2003		December 31, 2003 (2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas J. Bresnan	62,500	$ 21,522	492,300	114,000	-	-
President and Chief Executive Officer

Martin G. Bean	--	--	51,250	155,000	-	-
Chief Operating Officer

Robert S. McMillan	--	--	86,050	86,750	-	-
Vice President, Chief Financial Officer
and Treasurer

(1)	Represents the difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of the exercise.
(2)	Based on the difference between the exercise price of such options and the closing price of a share of the Common Stock on the Nasdaq National Market on December 31, 2003 ($5.69).

OPTION AWARDS

        The Company did not grant stock options to its executive officers during the year ended December 31, 2003.

Employment Agreements

        Thomas J. Bresnan. By letter agreements dated July 27, 1999 and January 4, 2000, the Company and Thomas J. Bresnan entered into an agreement relating to Mr. Bresnan’s employment with the Company and his relocation to California. First, Mr. Bresnan’s base salary was increased to $300,000 effective as of September 7, 1999. Secondly, the Company agreed to lend Mr. Bresnan up to $700,000 in the form of an interest free loan to facilitate the closing of the purchase of Mr. Bresnan’s new residence upon his relocation to California. Any amount borrowed in excess of $300,000 was to be repaid with the proceeds of the sale of Mr. Bresnan’s previous home. The $300,000 balance is payable in full on the eighth anniversary of the date of borrowing.

        Martin G. Bean. In connection with his employment by the Company, Mr. Bean entered into an Employment Agreement dated January 7, 2002 which provides for his services through December 31, 2004. Mr. Bean is to serve as Chief Operating Officer or perform such other services as may be assigned or delegated by the Board of Directors or Chief Executive Officer. As compensation for his services, Mr. Bean is to receive a salary of $275,000 per year. The salary may be increased or decreased at the discretion of the Board of Directors or Compensation Committee, but any decrease may be made only if comparable percentage decreases are made in the salaries of the Company’s other senior executives.

        In addition to salary, Mr. Bean is eligible to receive an annual performance bonus based on achievement of one or more quantitative financial goals for the Company. The goals and weight to be given each are to be determined by the Board of Directors, Compensation Committee or Chief Executive Officer in consultation with Mr. Bean, but the determination of his level of achievement of such goals is conclusively determined by the former. If the goals established for Mr. Bean’s bonus are fully satisfied, the contract provides that the bonus amount will not be less than fifty percent (50%) of his then salary or more than such salary. In order to receive any bonus with respect to a given year Mr. Bean must remain employed through March of the following year. Further, one-half of the bonus will be deferred and will not be payable to Mr. Bean unless he remains employed through December 31, 2004, unless his employment is terminated earlier by the Company without cause or as a result of his death or disability. Any bonus which is deferred will be paid together with interest from the date it would otherwise have been payable at the rate of seven percent (7%).

        Mr. Bean is further entitled to participate in all benefit plans and programs which are made available to the executive officers of the Company in accordance with their terms, with certain enhancements, including four weeks of paid vacation and payment of all premiums under various insurance plans maintained by the Company. The Company further agreed to pay the expenses incurred by Mr. Bean in connection with his relocation to Orange County, California, subject to prorated recoupment of certain of such expenses if he terminates his employment or his employment is terminated by the Company with cause prior to thirty-six (36) months of employment.

        Pursuant to the agreement Mr. Bean is bound by provisions requiring the confidentiality of nonpublic, proprietary information concerning the Company, the assignment to the Company of any intellectual property rights he might acquire and a prohibition on engaging in transactions in which a conflict of interest exists. He is further prohibited from competing with the Company, soliciting any of the Company’s employees and interfering with the Company’s business or contractual relationships while employed and for a period of two (2) years thereafter.

        In the event Mr. Bean’s employment is terminated without cause, he is entitled to continuation of his salary and medical and dental insurance for six (6) months. He is also entitled to continuation of his salary through the end of the month in which his death or disability occurs.

        Robert S. McMillan. By letter agreement dated January 4, 2000, Mr. McMillan was provided certain severance pay benefits made available to certain key executives of the Company. By its terms, Mr. McMillan is entitled to receive a salary continuation benefit equal to the sum of his then base salary and the cost of purchasing health insurance under COBRA for a period of six months should Mr. McMillan’s employment be terminated by the Company without good cause, by Mr. McMillan for good reason, or as a result of Mr. McMillan’s death or disability. By the terms of the letter agreement, Mr. McMillan confirmed the confidentiality, non-competition, non-solicitation and non-interference covenants that apply to him.

AUDIT COMMITTEE AND RELATED MATTERS

Report of the Audit Committee

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by the amended and restated Audit Committee Charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

        Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

        In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

        In addition, the independent auditors provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) related to the auditors’ independence. The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management and considered the compatibility of non-audit services with the auditors’ independence.

        The Audit Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
William H. Heller (Chairman)
Richard L. Osborne
Ching Yuen Yau

Independent Auditors

        On April 7, 2003, Deloitte & Touche LLP (“Deloitte & Touche”) notified the Company that it would not stand for re-election as the Company’s independent auditors. On May 2, 2003, Deloitte & Touche informed the Company in writing that, effective as of May 2, 2003, the client-auditor relationship between the Company and Deloitte & Touche had ceased.

        The audit reports of Deloitte & Touche on the Company’s consolidated financial statements as of and for the years ended December 31, 2001 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the two fiscal years ended December 31, 2001 and 2002, and through May 2, 2003, the Company and Deloitte & Touche had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference thereto in its report on the financial statements of the Company for such years.

        Additionally, during the Company’s fiscal year ended December 31, 2002 and through May 2, 2003 there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except as follows: as described in Item 14 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, in connection with their audit of the Company’s financial statements as of and for the year ended December 31, 2002, Deloitte & Touche advised the Company that it had identified certain deficiencies in the Company’s internal control procedures that Deloitte & Touche considered to be a “material weakness.” In March of 2003, Deloitte & Touche advised the Audit Committee that it had identified certain deficiencies in the Company’s ability to timely and accurately produce data that supports its revenue recognition rates for certain of its learning programs. These matters were discussed by Deloitte & Touche with the Audit Committee of the Company’s Board of Directors. To address this weakness, the Company has devoted additional resources and made certain additional procedural changes.

        The Company retained Grant Thornton LLP (“Grant Thornton”) as its auditors effective May 5, 2003. The engagement of Grant Thornton was approved by the Audit Committee of the Company’s Board of Directors and affirmed by the entire Board of Directors.

        During the Company’s fiscal year ended December 31, 2002, and subsequent interim period prior to the Company’s engagement of Grant Thornton, neither the Company nor someone on its behalf consulted Grant Thornton regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

        The Board of Directors, upon recommendation of the Audit Committee, has re-appointed Grant Thornton as independent auditors to audit the financial statements of the Company for the year ending December 31, 2004.

        All auditing and permissible non-audit services provided by the Company’s independent auditor are pre-approved by the Audit Committee in accordance with the Audit Committee Charter, which is attached to this Proxy Statement as Appendix A. Fees for services rendered by Grant Thornton, the Company’s current independent auditors, and fees for services rendered by Deloitte & Touche, the Company’s former independent auditors, for 2003 and 2002, were as follows:

	Year	Audit Fees	Audit-related Fees	Tax Fees (1)	All Other Fees (2)

Grant Thornton	2003	271,945	--	117,860	20,110

	2002	--	--	--	12,892

Deloitte & Touche	2003	5,460	--	118,495	--

	2002	162,705	--	234,735	7,086

(1)	The tax fees were for compliance and planning services.
(2)	The other fees were for payroll services for a foreign subsidiary, tax consulting for ex-patriot employees, and compensation plan consulting.

        Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

        The Company’s compensation programs are intended to provide its executive officers with a mix of salary, benefits and incentive compensation arrangements that are: (i) consistent with the interests of stockholders, (ii) competitive with the arrangements provided by other companies in the industry, (iii) commensurate with each executive’s performance, experience and responsibilities, and (iv) sufficient to attract and retain highly qualified executives. In making its recommendations concerning adjustments to salaries and awards under the other compensation plans, the Compensation Committee considers the financial condition and performance of the Company during the prior year and the Company’s success in achieving financial, operational and other strategic objectives. The Compensation Committee also makes an assessment of the contributions of the individual executive officer to the Company’s performance and to the achievement of its objectives, as well as the success of the executive in achieving objectives which may have been set for such individual. In assessing individual performance, the Compensation Committee also seeks to recognize individual contributions during periods when the Company experienced adverse business or financial conditions.

        Each component of an executive’s compensation package is intended to assist in attaining one or more of the objectives outlined above. The Company attempts to provide its executives with base salaries and benefits that are competitive with those of comparable companies and commensurate with the performance, experience and responsibilities of each executive. Through salary adjustments and bonuses, the Company also seeks to provide its executives with incentives to improve the Company’s financial and operational performance by providing a method for rewarding individual performance. Finally, the Key Employees’ Stock Option Plan and the Omnibus Equity Plan have been used to provide executive officers with an opportunity to acquire a proprietary interest in the Company, thereby providing these individuals with increased incentive to promote the long-term interests of the Company’s stockholders.

        While the Compensation Committee seeks to assure that the Company’s compensation programs further the objectives described above and considers the various factors outlined above in making compensation decisions, it does not take a highly formalized or objective approach to determining compensation. Instead, the Compensation Committee gives consideration to these various factors in subjectively evaluating the compensation of each individual executive.

        In 1993, Congress adopted Section 162(m) of the Internal Revenue Code. Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is “performance based” within the meaning of Section 162(m). Section 162(m) also imposes certain requirements on the composition of compensation committees. The Compensation Committee satisfies these requirements.

2003 Compensation Decisions

        Base Salary and Benefits. The base salaries and benefits provided to executive officers for 2003 were established by the Compensation Committee in accordance with the compensation philosophy discussed above. The Compensation Committee made no individual salary adjustments in 2003 with respect to the base salaries of Mr. Bean and Mr. McMillan. Mr. Bean’s salary for 2003 was $275,000. Mr. McMillan’s base salary for 2003 was $184,000. Mr. Bean and Mr. McMillan did, however, receive one-time cash payments during 2003 of $8,250 and $5,520, respectively, in lieu of a salary increase.

        Bonuses. During 2003, the executive officers of the Company participated in individual bonus arrangements tied to various measures of the Company’s performance. Under these arrangements, neither Mr. Bean nor Mr. McMillan received a cash bonus for 2003.

        Stock Options. During 2003, the Company awarded 15,000 stock options to employees of the Company.

Chief Executive Officer Compensation

        The Chief Executive Officer’s compensation is determined on the basis of the Compensation Committee’s subjective assessment of the Chief Executive Officer’s performance, measured by the Company’s financial condition, results of operations and success in achieving strategic objectives. The Compensation Committee also considers the responsibilities associated with the Chief Executive Officer’s position and the level of compensation provided to Chief Executive Officers of other companies in the industry.

        The Compensation Committee reviews Mr. Bresnan’s salary on an annual basis. Mr. Bresnan’s base salary for 2003 was $315,000, which was unchanged from that in 2002. During 2003, Mr. Bresnan also participated in an individual bonus arrangement tied to the Company’s pre-tax profits, but he did not earn a bonus under this arrangement. Mr. Bresnan did, however, receive a one-time cash payment of $9,450 in lieu of a salary increase. Mr. Bresnan is the beneficial owner of approximately 5.5% of the Company’s Common Stock. Mr. Bresnan did not receive options to purchase shares of Common Stock in 2003.

THE 2003 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

David A. Goldfinger (Chairman)
Richard L. Osborne
William H. Heller

Certain Transactions

        In 1999, the Board of Directors determined to make an interest free loan to Mr. Thomas Bresnan, the Company’s President, Chief Executive Officer and a Director, of $300,000 for the purpose of relocating to California. The loan is evidenced by a promissory note dated August 31, 1999, executed by Mr. Bresnan and made payable to the Company. Principal on the note is payable at maturity on August 31, 2007. As of March 31, 2004, the balance of the loan was $300,000.

        During 1995 and 1996 Mr. Curtis Lee Smith, Jr., Chairman of the Board and a Director, obtained loans from the Company at interest rates equivalent to the Company’s cost of borrowing money. As of March 31, 2004, the aggregate balance of the loans was $711,000. These loans are evidenced by demand notes and are secured by the proceeds from certain life insurance policies on Mr. Curtis Lee Smith, Jr.

        During 2003, Curtis Lee Smith, Jr., Chairman of the Board, received $160,000 from the Company, and Stuart O. Smith, Vice Chairman of the Board, received $126,000 from the Company, as compensation. Neither individual was separately paid for their services as a Director of the Company.

        Except as referenced above, no executive officer, director or nominee for director of the Company has been indebted to the Company or has acquired a material interest in any transaction to which the Company is a party, during the last fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and Nasdaq. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4, and 5 they file.

        Each Form 5 filed by each of the officers and Directors of the Company for the fiscal year ended December 31, 2003 includes complete information with regard to all outstanding stock option grants that those officers and Directors received pursuant to the Company’s past and present stock option plans. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers, Directors and 10% or greater stockholders complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2003.

Code of Ethics

        On March 11, 2004, the Company adopted a Code of Business Conduct and Ethics (the “Code”) which applies to the Company’s Directors, Chief Executive Officer, Chief Financial Officer, controller or treasurer, or persons performing similar functions as well as all Company officers and employees. The Company has posted the Code on its website www.newhorizons.com.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a graph comparing the yearly percentage changes in the cumulative stockholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq Market Index (U.S.) and a Company-determined peer group for the period commencing December 31, 1998 and ending December 31, 2003. The peer group includes Apollo Group, Inc., Career Education Corp., Corinthian Colleges Inc., DeVry, Inc., Learning Tree International, Inc., Canterbury Information Technology, Inc., Skillsoft (which merged with SmartForce), PLC, Digital Think and ProSoft Training. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1998, and that all dividends, if any, were reinvested.

RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP
AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2004

        The Audit Committee of the Board of Directors has selected Grant Thornton LLP, independent public accountants, to audit the financial statement of the Company for the year ending December 31, 2004, and recommends that stockholders vote for ratification of such appointment. Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent auditors is not required by the Company’s By-Laws or other applicable legal requirement. However, the Audit Committee is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

OTHER MATTERS

        The Board of Directors is not aware of any matter to come before the Annual Meeting other than those identified in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

        Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 2005 must do so no later than December 15, 2004. To be eligible for inclusion in the proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

        The Company may use its discretion in voting proxies with respect to stockholder proposals not included in the Proxy Statement for the Annual Meeting of Stockholders to be held in 2005, unless the Company receives notice of such proposals prior to February 25, 2005.

        Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company’s most recent year. Written requests for such report should be directed to:

Investor Relations Department
New Horizons Worldwide, Inc.
1900 S. State College Blvd., Suite 200
Anaheim, California 92806

        You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

By Order of the Board of Directors,

/S/ STUART O. SMITH

Stuart O. Smith
Secretary

APPENDIX A

NEW HORIZONS WORLDWIDE, INC.

AUDIT COMMITTEE CHARTER
(Amended and Restated March 11, 2004)

PURPOSE

        The Audit Committee (the “Committee”) of New Horizons Worldwide, Inc. (the “Company) is appointed by the Board of Directors (the “Board”) of the Company. The primary functions of the Committee are to:

•	Assist the Board in fulfilling its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditor; and

•	Prepare the report of the Committee required to be included in the Company's proxy statement for the Annual Meeting of Stockholders.

MEMBERSHIP

        General.

        The Committee shall consist of no less than three directors, including a Chair, as determined by the Board. Committee members shall be appointed by the Board each year at the Board meeting following the Annual Meeting of Stockholders and at other times when necessary to fill vacancies. Each committee member shall serve for a period of one year or until such time as a member’s successor has been duly appointed. Committee members will serve at the pleasure of the Board.

        Independence and Qualifications.

        Each member of the Committee shall meet the independence and experience requirements as set forth by the Nasdaq Stock Market, Inc. (“NASDAQ”), Section 10A(m)(3) of the Securities Exchange Act of 1934 and the Securities and Exchange Commission, and any other applicable laws, rules and regulations, as amended from time to time, and the Company’s Corporate Governance Guidelines. Each member of the Committee shall be financially literate, which shall include the ability to read and understand fundamental financial statements such as the Company’s balance sheet, income statement, and cash flow statement, as determined by the Board in its business judgment. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities. The Committee shall also determine whether one or more of its members meets the criteria of an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission and make all required proxy statement disclosures relating thereto. If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company will be required to disclose any such determination in its annual proxy statement.

RESPONSIBILITIES AND DUTIES

        The Committee shall perform the following responsibilities and duties:

        Responsibilities with Respect to Retention and Independence of Independent Auditor:

•	Be solely responsible to appoint and, where appropriate, terminate, the Company's independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

•	Inquire as to the independence of the independent public auditor. As part of this responsibility, the Committee will ensure that the independent auditor submits on an annual basis to the Committee a formal written statement delineating all relationships with and professional services rendered to the Company as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for recommending that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

•	In connection with Committee's evaluation of the auditor's independence, the Committee is also to review and evaluate the performance of the lead partner of the audit engagement team and further to establish policies and procedures to ensure the rotation, if applicable, of the audit partners on the audit engagement team, in accordance with Securities and Exchange Commission rules or other applicable laws or regulations.

•	Obtain and review, at least annually, a report by the independent auditor describing: (a) the firm's internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Establish and review clear hiring policies for employees or former employees of its independent auditor, and ensure that neither the Company's CEO, chief financial officer, controller, nor any person serving in an equivalent position with the Company was employed by the independent auditor and participated in any capacity in the audit of the Company during the one year period preceding the date of the initiation of the audit.

        Responsibilities with Respect to the Internal Audit Function:

•	Determine the need for and scope of the Company's internal audit program.

•	Review the results of any internal audits which may be conducted, including the adequacy of the Company's internal controls and any significant findings and recommendations reported by the internal auditors (together with management's response).

•	Review with the independent auditor and management, including the internal auditors (as appropriate), the responsibilities, structure, staffing and budget of the Company's internal audit function, if any, as well as the activities, organizational structure, and qualifications of the internal auditors. The Committee is to review the appointment or replacement of the senior internal auditing executive, if any.

        Responsibilities Related to Financial Statement and Disclosure Matters:

•	Review, discuss and evaluate the following with management and the independent auditor, at least annually:

(a)	Major issues regarding accounting principles and financial statement presentations,including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

(b)	Any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative Generally Accepted Accounting Principle ("GAAP") methods on the financial statements; and
(c)	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

•	Review the nature and scope of the planned arrangements and scope of the annual audit, and the results of the audit findings with the independent auditor, including those matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties encountered in the scope of the audit work and management's response, including (a) any restrictions on the scope of activities or access to requested information, and (b) any significant disagreements with management.

•	Discuss with the independent auditor any significant findings and recommendations made by the independent auditor together with management's response.

•	Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

•	Discuss with management and the independent auditor the Company's annual financial statements and related notes, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the financial statements should be included in the Company's Annual Report on Form 10-K.

•	Discuss with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements, before the filing of the Company's Quarterly Report on Form 10-Q.

•	Review and discuss with management and, if appropriate, the independent auditor the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (including the use of "pro forma" or "adjusted" "non-GAAP financial information" contained in any such release or guidance). Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Chair of the Committee may represent the entire Committee for these purposes where it is impractical for the entire Committee to meet.

•	Review, discuss and document quarterly, or prior to the filing of the document containing the audit opinion, reports from the independent auditor on:

(a)	All critical accounting policies and practices used;

(b)	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

(c)	Other material written communications between the independent auditor and management including, but not limited to, any management letter, or schedule of unadjusted differences; and

(d)	Any other matters regarding the audit procedures or findings that Generally Accepted Auditing Standards ("GAAS") or other applicable standards, rules or regulations require the independent auditor to discuss with the Committee.

•	Review disclosures regarding internal controls and other matters made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q.

•	Prepare the report of the Audit Committee in accordance with regulations of the Securities and Exchange Commission, to be set forth in the proxy statement for the Company's Annual Meeting of Stockholders.

        Responsibilities Related to Compliance Oversight:

•	Retain independent counsel, accountants or other advisors, as it determines necessary to carry out its duties and conduct or authorize investigations into any matters within the scope of the Committee's responsibilities. The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to the independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, the compensation of any independent advisors employed by the Committee and the Committee's ordinary administrative expenses that are necessary and appropriate to carry out its duties.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

•	Obtain from the independent auditor assurance that, if the independent auditor detects or becomes aware of any illegal act, the Committee is adequately informed, and that a report is provided to the Committee if the independent auditor reaches specific conclusions with respect to such illegal acts.

•	Discuss with management, including the General Counsel, legal compliance and litigation matters that may have a material impact on or raise material issues concerning the Company's financial statements or accounting policies.

•	Perform the functions of a "Qualified Legal Compliance Committee" as defined in the rules of the Securities and Exchange Commission ("SEC") with respect to the Company's legal counsel. In this capacity, the Committee shall:

•	Require the Company to inform all legal counsel employed or retained by it that the Audit Committee has been designated to perform the functions of a Qualified Legal Compliance Committee as defined in the rules of the SEC.

•	Inform the Company's General Counsel and CEO of any report of evidence of a material violation;

•	Determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate

•	Notify the Board;

•	Initiate an investigation, which may be conducted either by the General Counsel or by outside attorneys; and

•	Retain such additional expert personnel as the Committee deems necessary.

•	At the conclusion of any such investigation:

•	Recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation;

•	Inform the General Counsel, the CEO and the Board of the results of any such investigation and the appropriate remedial measures to be adopted; and

•	Acting by majority vote, take all other appropriate action, including the notification of the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the qualified legal compliance committee has recommended.

•	Conduct or authorize such additional reviews, assessments or investigations as may be delegated to it by the Board, or on its own motion, as the Committee may deem necessary or appropriate to perform any of the foregoing functions.

•	Review and approve all related-party transactions, as defined in Item 404 of Regulation S-K, for potential conflict of interest situations.

LIMITATION OF AUDIT COMMITTEE’S ROLE

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ADMINISTRATION

        Meetings and Reports.

        The Committee will hold meetings, in person, by telephone or by other recognized legal means of communication, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. Special meetings of the Committee may be called by the Chairman of the Board or the CEO of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. The Committee also may act by unanimous written consent in accordance with the terms of the Company’s Bylaws and applicable law. If approved by the Board, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

        Minutes of each Committee and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

        A report on each meeting of the Committee and on each action of the Committee taken by unanimous written consent shall be provided to the Board by the Chairman of the Committee (or, in the Chairman’s absence, by another member of the Committee) at the next regularly scheduled meeting of the Board or as otherwise requested by the Board.

        The Committee shall also review and reassess this Charter on an annual basis, and ensure that the Charter is included as an appendix to the Company’s proxy statement at least once every three years.

        Performance Evaluation of Committee.

        The performance of the Committee shall be reviewed and evaluated annually by the Board based on review criteria and procedures developed by the Governance Committee.

BOARD OF DIRECTORS APPROVAL

        This Charter was approved and adopted by the Board on March 11, 2004.